EXHIBIT (h)(10)


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS AGREEMENT is made and entered into as of the 2nd day of May, 2001, by and among First American Asset Management, a division of U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America ("First American"), U.S. Bancorp Piper Jaffray Asset Management, Inc., a Delaware corporation ("PJAM"), First American Insurance Portfolios, Inc., a Minnesota corporation ("FAIP"), and Conseco Variable Insurance Company, a Texas life insurance company (the "Insurance Company").

         WHEREAS, First American, FAIP and the Insurance Company are parties to a Participation Agreement dated as of April 25, 2001 in the form appended hereto as Exhibit A (the "Participation Agreement"), which is incorporated herein by reference; and

         WHEREAS, First American wishes to assign its rights, duties and responsibilities under the Participation Agreement to PJAM, and PJAM wishes to assume such rights, duties and responsibilities, each subject to the terms and conditions of this Agreement; and

         WHEREAS, in accordance with Section 21 of the Participation Agreement, the Participation Agreement may not be assigned without the prior written consent of all of the parties thereto; and

         WHEREAS, the Board of Directors of FAIP, including a majority of the directors who are not parties to this Agreement or "interested persons" (within the meaning of the 1940 Act) of any party to this Agreement, have approved and authorized the execution and delivery of this Agreement.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. First American hereby assigns and conveys all of its rights, duties and obligations under the Participation Agreement to PJAM, and PJAM hereby assumes all of such rights, duties and obligations under the Participation Agreement, in each case subject to the terms of this Agreement.

         2. Except as modified by this Agreement, all of the provisions, terms and conditions set forth in the Participation Agreement shall remain in full force and effect.

         3. FAIP hereby consents to this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

FIRST AMERICAN ASSET MANAGEMENT,           U.S. BANCORP PIPER JAFFRAY ASSET
 a division of U.S. Bank National           MANAGEMENT, INC.
 Association

By                                         By
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Name:                                      Name:
Title:                                     Title:

FIRST AMERICAN INSURANCE PORTFOLIOS,       CONSECO VARIABLE INSURANCE
 INC.                                       COMPANY

By                                         By
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Name:                                      Name:
Title:                                     Title: